UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008 (November 2, 2016)

ENDEAVOR IP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55094	45-2563323
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

8201 Old Courthouse Road, Suite 202, Vienna, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 676-9010

140 Broadway, 46th Floor

New York, New York 10005

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 2, 2016, the registrant, Endeavor IP, Inc., a Nevada corporation (“Endeavor”) entered into an Exclusive License Agreement (the “License Agreement”) with Compelling Competitive Advantage, LLC, a Delaware limited liability company (“CCA”). Under the terms of the License Agreement, CCA will receive shares of Endeavor blank check preferred stock to entitle CCA's seven members to own 90% of the issued and outstanding shares of Endeavor's capital stock in return for which Endeavor will receive an exclusive, worldwide, sublicensable right and license for any commercial or non-commercial application of the intellectual property of CCA. As a condition of the License Agreement, all assets of .Endeavor prior to the execution of the License Agreement had to be transferred within three business days of the execution of the License Agreement. The Board of Directors of Endeavor transferred those assets to current and former officers of Endeavor. The transfer of the Endeavor blank check preferred shares to CCA was exempt from registration under section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) as such term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”) and under Rule 506 of Regulation D of the Securities Act.

Under the terms of the License Agreement, the directors of Endeavor prior to the execution of the License Agreement, David Waldman and Andrew Uribe, resigned and prior to their resignation appointed James B. Hovis and Lawrence Kubin to succeed them. Peter Charles resigned as President and CEO of Endeavor and James B. Hovis was appointed as President and Secretary of Endeavor.

Under the terms of the License Agreement, in the event CCA holds less than a majority of the issued and outstanding shares of Endeavor's capital stock, the exclusive license shall terminate in the event that Endeavor fails to achieve $15,000,000 in net gross sales by November 2, 2019. Further, the minimum payments under the exclusive license are $500,000 in 2017; $750,000 in 2018 and $1,000,000 in 2019. The minimum payments are required to be paid quarterly, in advance, on the first business day of each calendar quarter.

CCA owns a versatile and widely-applicable biotechnology asset base. Its Nanoscale Particle Complex (“NPC”) technology represents, in the opinion of CCA's management, the leading edge of phospholipid-based nano-encapsulation delivery systems (less than 100 nanometers in diameter; mean diameter of 40 nanometers in current liquid product samples with the capability to engineer significantly smaller nanocarrier particles) that create instant delivery of payloads into the bloodstream, beginning through the membranes of the mouth. Encapsulated actives are protected from destruction in the highly acidic environment of the stomach until they reach the small intestine, providing for much greater absorption of payloads. The instant delivery aspect (an Oral IV) provides the consumer with instant gratification and effect upon consumption of the product containing the NPC technology. The NPC technology also incorporates a potent active ingredient that stimulates repair of damaged cell tissue known as "cell armor".

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The NPC technology is constructed using ingredients that are biodegradable and are GRAS (generally recognized as safe) by the U.S. Food and Drug Administration. This technology platform makes feasible a broad range of close-to-the-market applications, including beverages, foods, and nutraceuticals which do not require additional regulatory review and can be brought to market rapidly. CCA believes that longer-term its NPC technology also creates the basis for a variety of pharmaceuticals. For example, CCA believes that its technology may be included in anti-cancer/general immunity modular pharmaceutical products and other pharmaceuticals (including oral, intra-nasal, and sublingual products (such as vaccines, anti-inflammatory products, analgesics, and anti-dementia, hepatic detoxification, and cardiovascular products) and topical products (such as anti-inflammatory products, analgesics, anti-infective agents (bacterial, viral and fungal) basal cell treatments and vaccines, and melanoma treatments and vaccines)).

With respect to the beverage application of CCA's NPC technology, CCA's rehydration preparation (hydrus rehydration concentrate) acts as an “Oral IV” and begins to work instantly, during a competitive event. CCA's strategy is to not only change the focus from consumption to absorption/full uptake, but to provide an Oral IV to the consumer. CCA has gained the validation of the effect of the first embodiment of the NPC technology by top world athletes who have access to a multitude of products from around the world.

The mean diameter of the nanoparticles contained in CCA's hydrus rehydration concentrate products is 44 nanometers. By comparison, the thickness of a sheet of paper is 100,000 nanometers, and the thickness of a human hair is 80,000 nanometers. Nanoparticles become invisible to the human eye at approximately 130 nanometers. CCA believes that its hydrus product is positioned as the "complete rehydration" product/solution.

CCA believes that one of the key attributes of the NPC technology that distinguishes it from all other “delivery systems” is its great utility concerning the manufacturing process. CCA can produce extremely high volumes of material/concentrate containing its loaded nanoparticles at a few cents per liter, providing a competitive advantage. Currently, CCA can manufacture internally the type of major volume of these loaded nanoparticles which would support significant launches and supply of products into the major retail chain networks throughout North America and on a global basis.

"CCA and the University of Pennsylvania ("PENN") and the Children's Hospital of Philadelphia ("Children's Hospital") are engaged in a co-development  alliance which is combining CCA's NPC technology with other PENN and Children's Hospital technologies to co-develop technologies to be jointly owned by CCA, PENN and Children's Hospital, including compounds to treat, and to a certain extent, prevent traumatic brain injury. This alliance also entails  development involving dendrites, neurodevelopment, bone morphogenetic proteins, glutamate excitotoxicity, neural regeneration, injury-induced altered brain excitability, circuit rearrangement and synaptic function, including the development of pharmaceuticals."

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the execution of the License Agreement, Endeavor issued 1,000,000 shares of its blank check preferred stock to CCA. The description of the issuance of these securities set forth under Item 2.01 of this Form 8-K and is incorporated by reference.

Item 5.01	Changes in Control of Registrant.

Under the terms of the License Agreement there was a change of control of Endeavor. The description of the persons acquiring control, the date of the change of control, the consideration for the change of control and the persons, the identity of the persons from whom control was assumed is set forth under Item 2.01 of this Form 8-K and is incorporated by reference.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 2.01 of this Form 8-K, Peter Charles resigned as President and CEO and David Waldman and Andrew Uribe as directors of Endeavor upon execution of the License Agreement. In connection with the execution of the License Agreement, Messrs. Hovis and Kubin were appointed as directors of the Company and Mr. Hovis was appointed President and Chief Executive Officer of the Company. Mr. Kubin is assisting CCA with product development focusing on traumatic brain injury.

James B. Hovis, age 67, has been the Managing Member of Compelling Competitive Advantage, LLC ("CCA") from it's inception in 2013. He has been responsible for the overall management of CCA. In addition, Mr. Hovis directs CCA's acquisition and financing activities. Prior to this, Mr. Hovis has 35 years of experience involving a wide range of corporate financings and refinancings, including debt and equity private placements, mergers and acquisitions ( including product acquisitions, leveraged and management buyouts), divestitures, sales of assets or stock, restructurings and reorganizations. His professional background has included a strong emphasis on developing business entities in a number of different industries with strong emphasis in the biotechnology industry. Mr. Hovis received his Bachelor of Arts degree from Davidson College and his Juris Doctorate degree from the T. C. Williams School of Law  (University of Richmond).  CCA believes that his background in the formation of CCA, financings and general business knowledge will be important to the growth and success of CCA.

Lawrence Kubin, age 59, has been involved in a variety of companies in the Washington, DC, area as an investor and an advisor in the last 10 years.  Mr. Kubin was a former professional football player  in the National Football League with the Washington Redskins from 1981 to 1984 (including two Super Bowls, XVII and XVIII), and in 1985 with the Buffalo Bills and Tampa Bay Buccaneers and played college football at Penn State University.  Mr. Kubin is a graduate of Penn State.  CCA believes that his experience as an advisor to several businesses and knowledge of the issues concerning sports and traumatic brain injury qualify him to be a valuable member of the CCA Board of Directors.

Item 9.01	Exhibits and Financial Statements

(a)	Financial statements of businesses acquired.

The financial statements of Endeavor required by Rule 3-05 of Regulation S-X and paragraph (a) of Item 9.01 of Form 8-K will be filed by the Company on an amendment to this Form 8-K within 71 calendar days of the date that this report on Form 8-K is initially filed with the Securities and Exchange Commission.

(b)	Pro forma financial information.

The pro forma financial statements of the Company required by Item 2.01 and paragraph (b) of Item 9.01 of this Form 8-K will be filed by the Company on an amendment to this Form 8-K within 71 calendar days of the date that this report on Form 8-K is initially filed with the Securities and Exchange commission.

(d)	Exhibits

2.1	Exclusive License Agreement, dated as of November 2, 2016, between Endeavor IP, Inc. and Compelling Competitive Advantage, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 7, 2016	Endeavor IP, Inc.

	By:	/s/ James B. Hovis
James B. Hovis
President and Chief Executive Officer

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